                                                                   EXHIBIT 10.14

                         SINGLE TENANT INDUSTRIAL LEASE
                         ------------------------------

                           Effective Date:
                                          ------------------------------
                           (The date set forth below Landlord's signature.)

                           BASIC LEASE INFORMATION
                           -----------------------
Landlord:                  CATELLUS DEVELOPMENT CORPORATION, a Delaware
                           corporation

Landlord's Address         1065 N. PacifiCenter Drive, Suite 200
     For Notice:           Anaheim, CA 92806
                           Attn:  Asset Management
                           Telephone:  (714) 630-8100
                           Fax:  (714) 237-7425

Landlord's Address
     For Payment of Rent:  File #53694
                           Los Angeles, CA 90074-3694

Tenant:                    GRIFFITH MICRO SCIENCE, INC., a Delaware corporation

Tenant's Address:
     For Notice:           2001 Spring Road, Suite 500
                           Oak Brook, IL 60521-1887
                           Attn:  Frank Lange
                           Telephone:  (630) 472-4501
                           Fax: (630) 571-1245

Project:                   4801 East 50th Street, Vernon

Building:                  Approximately 48,315 rentable square feet as shown in
                           Exhibit A.

Building Address:
     Street:               4801 East 50th Street
     City and State:       Vernon, CA 90058
     Lot:                  The tax parcel on which the Building is located.

Term:                      Sixty (60) months

Commencement Date:         March 1, 1997

Base Rent Per Month:       Fourteen Thousand Dollars ($14,000.00) for the first
                           30 months and Fifteen Thousand Four Hundred Dollars
                           ($15,400.00) for the next 30 months.

Security Deposit:          Fourteen Thousand Six Hundred Seventy-Four Dollars
                           ($14,674.00)

Broker:                    None

Lease Year:                Shall refer to each three hundred sixty-five (365)
                           day period during the Term commencing on the Commencement Date and on each anniversary thereof.


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
                                                                            Page
                                                                            ----

Permitted Uses:       Pre and/or post sterilization warehousing and/or
                      sterilization processing of cosmetic, medical, and food products, and for all ancillary uses and no other uses shall be permitted without the prior written consent of Landlord which shall not be unreasonably withheld.

EXHIBITS

      A - Building/Lot - Premises
      B - Work Letter - Not Applicable
      C - Commencement Date Memorandum - Not Applicable
      D - Insurance Certificate
      E - Prohibited Uses
      F - Rules and Regulations
      G - Estoppel Certificate

      The Basic Lease Information set forth above and the Exhibits attached hereto are incorporated into and made a part of the following Lease. Each reference in this Lease to any of the Basic Lease Information shall mean the respective information above and shall be construed to incorporate all of the terms provided under the particular Lease paragraph pertaining to such information. In the event of any conflict between the Basic Lease Information and the provisions of the Lease, the latter shall control.



                       LANDLORD (     ) AND TENANT (     ) AGREE.
                                -------            -------
                                initial            initial

                               Table of Contents

                                                                          Page
                                                                          ----
1.    PREMISES..........................................................   1
      1.1  Premises.....................................................   1
      1.2  Reserved Rights..............................................   1

2.    TERM..............................................................   1
      2.1  Commencement Date............................................   1

3.    RENT..............................................................   1
      3.1  Rent.........................................................   1
      3.2  Late Charge and Interest.....................................   1
      3.3  Security Deposit.............................................   2

4.    UTILITIES.........................................................   2

5.    TAXES.............................................................   2
      5.1  Real Property Taxes..........................................   2
      5.2  Personal Property Taxes......................................   3

6.    TRIPLE NET LEASE..................................................   3

7.    INSURANCE.........................................................   4

7.1   Landlord..........................................................   4
      7.2  Tenant.......................................................   4
      7.3  General......................................................   5
      7.4  Indemnity....................................................   6
      7.5  Exemption of Landlord from Liability.........................   6

8.    REPAIRS AND MAINTENANCE...........................................   6
      8.1  Landlord.....................................................   6
      8.2  Tenant.......................................................   7

9.    ALTERATIONS.......................................................   7
      9.1  Trade Fixtures; Alterations..................................   7
      9.2  Damage; Removal..............................................   7
      9.3  Liens........................................................   8


10.   USE...............................................................   8

11.   ENVIRONMENTAL MATTERS.............................................   8
      11.1  Hazardous Materials.........................................   8
      11.2  Indemnification.............................................   9
      11.3  Landlord's Representation...................................   9
      12.   DAMAGE AND DESTRUCTION......................................  10
      12.1  Casualty....................................................  10
      12.2  Tenant's Fault..............................................  11
      12.3  Uninsured Casualty..........................................  11
      12.4  Waiver......................................................  11

                                                                          Page
                                                                          ----
13.  EMINENT DOMAIN......................................................  11
     13.1  Total Condemnation............................................  11
     13.2  Partial Condemnation..........................................  11
     13.3  Award.........................................................  11
     13.4  Temporary Condemnation........................................  12

14.  DEFAULT.............................................................  12
     14.1   Events of Defaults...........................................  12
     14.2   Remedies.....................................................  12
     14.3   Cumulative...................................................  14


15.  ASSIGNMENT AND SUBLETTING...........................................  14

16.  ESTOPPEL, ATTORNMENT AND SUBORDINATION..............................  14
     16.1   Estoppel.....................................................  14
     16.2   Subordination................................................  15
     16.3   Attornment...................................................  15


17.  MISCELLANEOUS.......................................................  15
     17.1   General......................................................  15
     17.2   Signs........................................................  16
     17.3   Waiver.......................................................  16
     17.4   Financial Statements.........................................  16
     17.5   Limitation of Liability......................................  16
     17.6   Notices......................................................  17
     17.7   Brokerage Commission.........................................  17
     17.8   Authorization................................................  17
     17.9   Holding Over; Surrender......................................  17
     17.10  Joint and Several............................................  17
     17.11  Covenants and Conditions.....................................  18
     17.12  Addenda......................................................  18






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

1.   PREMISES.

     1.1 Premises. Landlord hereby leases to Tenant the Building and that portion of the Lot (or all thereof if the Building constitutes the material improvement thereon) upon which the same is situated (hereinafter collectively referred to as the "Premises") as shown on Exhibit A attached hereto.

     1.2 Reserved Rights. Landlord reserves the right to enter the Premises upon reasonable prior notice to Tenant (except in case of an emergency) and/or to undertake the following: inspect the Premises and/or the performance by Tenant of the terms and conditions hereof; grant easements on the Project, dedicate for public use portions thereof and record covenants, conditions and restrictions ("CC&R's") affecting the Project and/or amendments to existing CC&R's which do not unreasonably interfere with Tenant's use of the Premises; change the name of the Project; and, during the last nine (9) months of the Term, show the Premises to prospective tenants. Except in emergency situations, Tenant shall have the right to accompany Landlord, its agents, or representatives upon any such entry upon the Premises.

2.   TERM.

     2.1 Commencement Date. The Term of the Lease shall commence on the Commencement Date set forth in the Basic Lease Information ("Commencement Date"), and the Lease shall continue in full force and effect for the period of time specified as the Term or until this Lease is terminated as otherwise provided herein.

3.   RENT.

     3.1 Rent. Tenant shall pay to Landlord, at Landlord's Address for Payment of Rent designated in the Basic Lease Information, or at such other address as Landlord may from time to time designate in writing to Tenant for the payment of Rent, the Base Rent, without notice, demand, offset or deduction, in advance, on the first day of each calendar month. Upon the execution of this Lease, Tenant shall pay to Landlord the first month's Base Rent. If the Term commences (or ends) on a date other than the first (or last) day of a month, Base Rent shall be prorated on a per diem basis with respect to the portion of the first month and/or last month within the Term. All sums other than Base Rent which Tenant is obligated to pay under this Lease shall be deemed to be additional rent due hereunder, whether or not such sums are designated "additional rent." The term "Rent" means the Base Rent and all additional rent payable hereunder.

     3.2 Late Charge and Interest. The late payment of any Rent will cause Landlord to incur additional costs, including administration and collection costs and processing and accounting expenses and increased debt service ("Delinquency Costs"). If Landlord has not received any installment of Rent within five (5) days after such amount is due, Tenant shall pay a late charge of ten percent (10%) of the delinquent amount, which is agreed to represent a reasonable estimate of the Delinquency Costs incurred by Landlord. In addition, all such delinquent amounts shall bear interest from the date such amount was due until paid in full at a rate per annum ("Applicable Interest Rate") equal to the lesser of (a) the maximum interest rate permitted by law or
(b) five percent (5%) above the rate publicly announced by Bank of America, N.A. (or if Bank of America, N.A. ceases to exist, the largest bank then headquartered in the State of California ("Bank") as its "Reference Rate." If the use of the announced Reference Rate is discontinued by the Bank, then the term Reference Rate shall mean the announced rate charged by the Bank which is, from time to time, substituted for the Reference Rate. Landlord and Tenant recognize that the damage which Landlord shall suffer as a result of Tenant's failure to pay such amounts is difficult to ascertain and said late charge and interest are the best estimate of the damage which Landlord shall suffer in the event of late payment. If a late charge becomes payable for any three (3) installments of Rent within any twelve (12) month period, then the Rent shall automatically become due and payable quarterly in advance.

     3.3 Security Deposit. Upon the execution of this Lease, Tenant shall pay to Landlord the Security Deposit. The Security Deposit shall secure the full and faithful performance of each provision of this Lease to be performed by Tenant. Landlord shall not be required to pay interest on the Security Deposit or to keep the Security Deposit separate from Landlord's own funds. If Tenant fails to perform fully and timely all or any of Tenant's covenants and obligations hereunder, Landlord may, but without obligation, apply all or any portion of the Security Deposit toward fulfillment of Tenant's unperformed covenants and/or obligations. If Landlord does so apply any portion of the Security Deposit, Tenant shall immediately pay Landlord sufficient cash to restore the Security Deposit to the amount of the then current Base Rent per month. Upon any increase in Base Rent, Landlord may require the Security Deposit to be increased by the amount of the increase in Base Rent per month. After Tenant vacates the Premises, upon the expiration or sooner termination of this Lease, if Tenant is not then in default, Landlord shall return to Tenant any unapplied balance of the Security Deposit. SEE ADDENDUM

4. UTILITIES. Tenant shall make all arrangements for and shall pay all charges for heat, water, gas, electricity, telephone and any other utilities used on or provided to the Premises including, without limitation, paying any deposits and "hook up charges." Landlord shall not be liable to Tenant for interruption in or curtailment of any utility service, nor shall any such interruption or curtailment constitute constructive eviction or grounds for rental abatement.

5.   TAXES.

     5.1 Real Property Taxes. Landlord shall pay to the proper taxing authorities as the same become due all Real Property Taxes applicable to the Premises, subject to reimbursement by Tenant as provided below. The term "Real Property Taxes" shall be the sum of the following: all real property taxes, possessory-interest taxes, business or license taxes or fees, service payments in lieu of such taxes or fees, annual or periodic license or use fees, excises, transit and traffic charges, housing fund assessments, open space charges, child care fees, school, sewer and parking fees or any other assessments, levies, fees, exactions or charges, general and special, ordinary and extraordinary, unforeseen as well as foreseen (including fees "in-lieu" of any such tax or assessment) which are assessed, levied, charged, conferred or imposed by any public authority upon the Premises (or any real property comprising any portion thereof) or its operations, together with all taxes, assessments or other fees imposed by any public authority upon or measured by any Rent or other charges payable hereunder, including any gross receipts tax or excise tax levied by any governmental authority with respect to receipt of rental income, or upon, with respect to or by reason of the development, possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises or any portion thereof, or documentary transfer taxes upon this transaction or any document to which Tenant is a party creating or transferring an interest in the Premises, together with any tax imposed in substitution, partially or totally, of any tax previously included within the aforesaid definition or any additional tax the nature of which was previously included within the aforesaid definition, together with the costs and expenses (including attorneys and expert witness fees and costs) of challenging any of the foregoing or seeking the reduction in or abatement, redemption or return of any of the foregoing, but only to the extent of any such reduction, abatement, redemption or return. Nothing contained in this Lease shall require Tenant to pay any franchise, corporate, estate or inheritance tax of Landlord, or any income, profits or revenue tax or charge upon the net income of Landlord.

          5.1.1 Reimbursement By Tenant. Tenant shall pay to Landlord an amount equal to the Real Property Taxes then due within fifteen (15) days after delivery to Tenant by Landlord of an invoice for the same. Landlord may, at Landlord's option, deliver statements from different taxing authorities at different times or deliver all such statements at one time. In addition, Landlord may elect to collect such Real Property Taxes from Tenant in advance, on a monthly or quarterly basis, based upon Landlord's reasonable estimate of such Real Property Taxes. If the amount of monthly or quarterly payments for estimated Real Property Taxes received by Landlord from Tenant is more or less than the actual Real Property Taxes due, an appropriate adjustment shall be made by Landlord and Tenant within thirty (30) days after determination of such adjustment.

          5.1.2 Partial Years. Real Property Taxes for partial tax fiscal years, if any, falling within the Term, shall be prorated. Tenant's obligations for Real Property Taxes for the last full or partial year of the Term shall survive the expiration or earlier termination of this Lease.

     5.2 Personal Property Taxes. Prior to delinquency, Tenant shall pay all taxes and assessments levied upon the trade fixtures, alterations, additions, improvements, inventories and other personal property located and/or installed on the Premises by Tenant; and Tenant shall provide Landlord copies of receipts for payments of all such taxes and assessments. To the extent any such taxes are not separately assessed or billed to Tenant, Tenant shall pay the amount thereof as invoiced by Landlord.

6. TRIPLE NET LEASE. It is intended that this Lease be a "triple net lease," and that the Rent to be paid hereunder by Tenant will be received by Landlord without any deduction or offset whatsoever by Tenant, foreseeable or unforeseeable, unless otherwise specifically and expressly provided for in this Lease. Except as expressly provided to the contrary in this Lease, Landlord shall not be required to make any expenditure, incur any obligation, or incur any liability of any kind whatsoever in connection with this Lease or the ownership, construction, maintenance, operation or repair of the Premises. Notwithstanding the foregoing, Tenant shall reimburse Landlord monthly, as additional rent, for all costs and fees reasonably incurred by Landlord in connection with the management of this Lease and the Premises including the cost of those services which are customarily performed by a property management services company. Management expenses shall not include the following:

     6.1 Any cost or expense to the extent to which Landlord is paid or reimbursed and/or is entitled to payment or reimbursement from any other person;

     6.2  Salaries and bonuses of officers and executives of Landlord;

     6.3 The cost of any work or services performed for any facility other than the Building;

     6.4 Interest on debt or principal amortization payments or any other payments on mortgage and rental or any other payments under any ground lease or other underlying lease;

     6.5 Any fees, costs, and commissions incurred in procuring or attempting to procure other tenants including, but not necessarily limited to, brokerage commissions, finders fees, attorney's fees and expenses, entertainment costs and travel expenses;

     6.6 Any costs of painting or decorating of any interior parts of the Building other than common areas;

     6.7 Landlord's general overhead except as it relates specifically to the actual management of the Building;

      6.8 Taxes and insurance on tenant improvements in locations other than the Premises and/or for the primary benefit and/or use by Tenant;

      6.9 Capital improvements made to or capital assets acquired for the Project after the Commencement Date unless such improvements reduce operating expenses or are reasonably necessary for the health and safety of the occupants of the Project or are required under any governmental law or regulation, in which event, said capital costs, or an allocable portion thereof, shall be amortized over the life of the improvements as reasonably determined by Landlord, together with interest on the unamortized balance at the Applicable Interest Rate.

7.   INSURANCE.

     7.1 Landlord. Landlord shall maintain insurance insuring the Building against fire and extended coverage (including, if Landlord elects, "all risk" coverage, earthquake/volcanic action, flood and/or surface water insurance) for the full replacement cost of the Building, with deductibles and the form and endorsements of such coverage as selected by Landlord, together with rental abatement insurance against loss of Rent in an amount equal to the amount of Rent for a period of at least twelve (12) months commencing on the date of loss. Landlord may also carry such other insurance as Landlord may reasonably deem prudent or advisable, including, without limitation, liability insurance in such amounts and on such terms as Landlord shall determine (provided, however, that Tenant shall not be required to reimburse Landlord for such additional insurance if the additional coverage Landlord elects to carry amounts to double coverage for risks already insured as required of Tenant in accordance with Section 7.2 below). Tenant shall pay to Landlord an amount equal to the premiums then due within fifteen (15) days after delivery to Tenant by Landlord of an invoice for any such premiums. Landlord may, at Landlord's option, elect to collect such premiums from Tenant in advance, on a monthly or quarterly basis, based upon Landlord's reasonable estimate of such premiums. If the amount of monthly or quarterly payments for estimated premiums received by Landlord from Tenant are more or less than the actual premiums due, an appropriate adjustment shall be made by Landlord and Tenant within ninety (90) days of determination of such adjustment.

     7.2 Tenant. Tenant shall, at Tenant's expense, obtain and keep in force at all times the following insurance:

          7.2.1 Commercial General Liability Insurance (Occurrence Form). A policy of commercial general liability insurance (occurrence form) having a combined single limit of not less than Two Million Dollars ($2,000,000) per occurrence and Two Million Dollars ($2,000,000) aggregate per location if Tenant has multiple locations (alternatively, Tenant may satisfy such per location requirement by demonstrating in writing that it carries umbrella and excess coverage of not less than Five Million Dollars ($5,000,000), providing coverage for, among other things, blanket contractual liability, premises, products/completed operations and personal and advertising injury coverage, with deletion of (a) the exclusion for operations within fifty (50) feet of a railroad track (railroad protective liability), if applicable, and (b) the exclusion for explosion, collapse or underground hazard, if applicable, and, if necessary, Tenant shall provide for restoration of the aggregate limit.

          7.2.2 Workers' Compensation and Employer's Liability Insurance. Workers' compensation insurance having limits not less than those required by state statute and federal statute, if applicable, and covering all persons employed by Tenant in the conduct of its operations on the Premises )including, if applicable, the volunteers endorsement), together with employer's liability insurance coverage in the amount of at lease One Million Dollars ($1,000,000); and

          7.2.3 Property Insurance. "All risk" property insurance including boiler and machinery comprehensive form, if applicable, covering damage to or loss of any of Tenant's personal property, fixtures, equipment and alterations, including electronic data processing equipment (collectively "Tenant's Property") (and coverage for the full replacement cost thereof including business interruption of Tenant), together with, if the property of Tenant's invitee's is to be kept in the Premises, warehouser's legal liability or bailee customers insurance for the full replacement cost of the property belonging to invitee's and located in the Premises or such other amount as otherwise agreed to by Tenant and its invitees. In the event Tenant does not carry the warehouser's legal liability or bailee customers insurance for the full replacement cost of the property belonging to invitees, Tenant shall, and hereby does agree to indemnify, protect, defend by counsel acceptable to Landlord, and hold harmless Landlord and its partners, directors, officers, employees, shareholders, lenders, agents, contractors and each of their successors and assigns from and against any and all claims, judgments, causes of action, damages, penalties, costs, liabilities, and expenses, including all costs, attorneys' fees, expenses and liabilities incurred in the defense of any such claim or any action or proceeding brought thereon, arising at any time during or after the Term as a result (directly or indirectly) of or in connection with claims or causes of action brought in connection with such property belonging to others.

      7.3 General.

          7.3.1 Insurance Companies. Insurance required to be maintained by Tenant and Landlord shall be written by companies licensed to do business in the state in which the Premises are located and having a "General Policyholders Rating" of at least A 8 (or such higher rating as may be required by a lender having a lien on the Premises) as set forth in the most current issue of "Best's Insurance Guide."

          7.3.2 Certificates of Insurance. Tenant shall deliver to Landlord certificates of insurance for all insurance required to be maintained by Tenant in the form of Exhibit D, attached hereto, no later than seven (7) days prior to the date of possession of the Premises. Tenant shall, at least ten (10) days prior to expiration of the policy, furnish Landlord with certificates of renewal or "binders" thereof. Each certificate shall expressly provide that such policies shall not be cancelable or otherwise subject to modification except after thirty (30) days prior written notice to the parties named as additional insured in this Lease (except in the case of cancellation for nonpayment of premium in which case cancellation shall not take effect until at least (10) days' notice has been given to Landlord). If Tenant fails to maintain any insurance required in this Lease, Tenant shall be liable for all losses and cost resulting from said failure.

          7.3.3 Additional Insured. Landlord and any property management company of Landlord for the Premises shall be named as additional insured under all of the policies required by Section 7.2.1. The policies required under
Section 7.2.1 shall provide for severability of interest.

          7.3.4 Primary Coverage. All insurance to be maintained by Tenant shall, except for workers' compensation and employer's liability insurance, be primary, without right of contribution from insurance of Landlord. Any umbrella liability policy or excess liability policy (which shall be in "following form") shall provide that if the underlying aggregate is exhausted, the excess coverage will drop down as primary insurance. The limits of insurance maintained by Tenant shall not limit Tenant's liability under this Lease.

          7.3.5 Waiver of Subrogation. Tenant waives any right to recover against Landlord for claims for damages to Tenant's property to the extent covered (or required by this Lease to be covered) by insurance. Landlord waives any right to recover against Tenant for damages to Landlord's property to the extent covered, or required by this Lease to be covered, by property insurance. This provision is intended to waive fully, and for the benefit of Landlord and

Tenant, any rights and/or claims which might give rise to a right of subrogation in favor of any insurance carrier. The coverage obtained by Landlord and Tenant pursuant to this Lease shall include, without limitation, a waiver of subrogation endorsement attached to the certificate of insurance.

          7.3.6 Notification of Incidents. Tenant shall notify Landlord within twenty-four (24) hours after the occurrence of any accidents or incidents in the Premises which could give rise to a claim under any of the insurance policies required under this Section 7.

     7.4 Indemnity. Tenant shall indemnify, protect, defend (by counsel acceptable to Landlord) and hold harmless Landlord and its partners, directors, officers, employees, shareholders, lenders, agents, contractors and each of their successors and assigns from and against any and all claims, judgments, causes of action, damages, penalties, costs, liabilities, and expenses, including all costs, attorneys' fees, expenses and liabilities incurred in the defense of any such claim or any action or proceeding brought thereon, arising at any time during or after the Term as a result (directly or indirectly) of or in connection with (i) any default in the performance of any obligation on Tenant's part to be performed under the terms of this Lease, or (ii) Tenant's use of the Premises, the conduct of Tenant's business or any activity, work or things done, permitted or suffered by Tenant in or about the Premises or other portions of the Project, except for and limited to the extent that claims are caused by Landlord's negligence or wilful misconduct. Tenant shall in any event undertake and pay for the cost of defense for Landlord (with counsel reasonably acceptable to Landlord), and in the event that it is determined by a court of competent jurisdiction that the plaintiff(s) in such action(s) is entitled to an award based upon the comparative negligence of Landlord, any award and the cost of defending such suit shall be allocated between Tenant and Landlord in the proportion of the comparative negligence so determined. The obligations of Tenant under this Section 7.4 shall survive the termination of this Lease with respect to any claims or liability arising prior to such termination.

     7.5 Exemption of Landlord from Liability. Tenant, as a material part of the consideration to Landlord, hereby assumes all risk of damage to property including, but not limited to, Tenant's fixtures, equipment, furniture and alterations or injury to persons in, upon or about the Premises or other portions of the Project arising from any cause, and Tenant hereby waives all claims in respect thereof against Landlord, except to the extent such claims are caused by Landlord's gross negligence or wilful misconduct. Tenant hereby agrees that Landlord shall not be liable for injury to Tenant's business or any loss of income therefrom or for damage to the property of Tenant, or injury to or death of Tenant, Tenant's employees, invitee's, customers, agents or contractors or any other person in or about the Premises or the Project, whether such damage or injury is caused by fire, steam, electricity, gas, water or rain, or from the breakage, leakage or other defects of sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures, or from any other cause, whether said damage or injury results from conditions arising upon the Premises, or from other sources or places, and regardless of whether the cause of such damage or injury or the means of repairing the same is inaccessible to Tenant, except to the extent caused by Landlord's gross negligence or wilful misconduct.

8.   REPAIRS AND MAINTENANCE.

     8.1 Landlord. Landlord shall, subject to the following sentence, maintain the structural portions of the roof, foundation, and load-bearing portions of walls (excluding wall coverings, painting, glass and doors) of the Premises. Landlord shall not be required to make any repair resulting from (i) any alteration or modification to the Premises or to mechanical equipment within the Premises performed by, for or because of Tenant or to special equipment or systems installed by, for or because of Tenant, (ii) the installation, use or operation of Tenant's property, fixtures and equipment, (iii) the moving of Tenant's property in or out of the Premises, (iv) Tenant's use or occupancy of the Premises in violation of Section 10 of this Lease or in the manner not contemplated by the parties at the time of the execution of this Lease, (v) the acts or omissions of Tenant and Tenant's employees, agents, invitees, subtenants, licensees or contractors, (vi) fire and other casualty, except as provided by Section 12 of this Lease or (vii) condemnation, except as provided in Section 13 of this Lease. Landlord shall have no obligation to make repairs under this Section 8.1 until a reasonable time after receipt of written notice from Tenant of the need for such repairs. Tenant waives any right to repair the Premises at the expense of Landlord under any applicable governmental laws, ordinances, statutes, orders or regulations now or hereafter in effect which might otherwise apply.

     8.2 Tenant. Except for the portions of the Premises expressly required to be maintained by Landlord under Section 8.1, Tenant, at Tenant's expense, shall maintain the Premises in good order, condition and repair, including, without limitation, subfloors and floor coverings, walls and wall coverings, mechanical, electrical, and plumbing systems, doors, windows, truck aprons, gutters and downspouts, landscaping and any signage. Tenant shall enter into regularly scheduled preventive maintenance/service contracts with maintenance contractors reasonably acceptable to Landlord for servicing all hot water and heating and air conditioning systems and equipment in the Premises. In the event Tenant fails, in the reasonable judgment of Landlord, to maintain the Premises in good order, condition and repair, Landlord shall have the right to perform such maintenance, repairs or refurbishing at Tenant's expense.

9.   ALTERATIONS.

     9.1 Trade Fixtures; Alterations. Tenant may install necessary trade fixtures, equipment and furniture in the Premises, provided that such items are installed and are removable without structural or material damage to the Premises or the Project. Tenant shall not construct, nor allow to be constructed, any alterations or physical additions in, about or to the Premises without obtaining the prior written consent of Landlord, which consent shall be conditioned upon Tenant's compliance with Landlord's reasonable requirements regarding construction of improvements and alterations but such consent otherwise shall not be unreasonably withheld. Tenant shall submit plans and specifications to Landlord with Tenant's request for approval and shall reimburse Landlord for all costs which Landlord may incur in connection with granting approval to Tenant for any such alterations and additions, including any costs or expenses which Landlord may incur in electing to have outside architects and engineers review said matters. Tenant shall file a notice of completion after completion of such work and provide Landlord with a copy thereof. Tenant shall provide Landlord with a set of "as-built" drawings for any such work.

                                                                    SEE ADDENDUM
     9.2 Damage; Removal. Tenant shall repair all damage to the Premises caused by the installation or removal of Tenant's fixtures, equipment, furniture and alterations. Upon the termination of this Lease, Tenant shall remove any or all alterations, additions, improvements and partitions made or installed by Tenant and restore the Premises to its condition existing prior to the construction of any such items; provided, and upon condition that Tenant requests in writing the prior approval of Landlord to the construction or installation of such items together with notice of whether or not such items are intended to be removed or be left upon termination, Landlord shall notify Tenant prior to installation of any improvements or alterations that Tenant must remove such items at the end of the Lease term. In the event of the construction of other alterations, additions, improvements and partitions not covered by the foregoing, Landlord may permit, upon written notice to Tenant, any such items designated by Landlord to remain on the Premises, in which event they shall be and become the property of Landlord upon termination of this Lease. All such removals and restoration shall be accomplished in a good and workmanlike manner and so as not to cause any damage to the Premises or the Project whatsoever.

     9.3 Liens. Tenant shall promptly pay and discharge all claims for labor performed, supplies furnished and services rendered at the request of Tenant and shall keep the Premises free of all mechanics' and materialmen's liens in connection therewith. Tenant shall provide at least ten (10) days prior written notice to Landlord before any labor is performed, supplies furnished or services rendered on or at the Premises and Landlord shall have the right to post on the Premises notices of non-responsibility. If any lien is filed, Tenant shall cause such lien to be released and removed within ten (10) days after the date of filing, and if Tenant fails to do so, Landlord may take such action as may be necessary to remove such lien and Tenant shall pay Landlord such amounts expended by Landlord together with interest thereon at the Applicable Interest Rate from the date of expenditure. Notwithstanding the foregoing, Tenant shall have the right to contest in good faith and with reasonable diligence the validity of such lien provided that Tenant posts with Landlord a bond or provides other adequate assurance of financial responsibility, all in Landlord's sole discretion, to protect against damage or loss to Landlord as a result of such lien.

10. USE. The Premises shall be used only for the Permitted Uses set forth in the Basic Lease Information and for no other uses. Tenant's use of the Premises shall be in compliance with and subject to all applicable governmental laws, ordinances, statutes, orders and regulations and any CC&R's or any supplement thereto recorded in any official or public records with respect to the Project or any portion thereof. In no event shall the Premises be used for any of the Prohibited Uses set forth on Exhibit E attached hereto. Tenant shall comply with the rules and regulations attached hereto as Exhibit F, together with such additional rules and regulations as Landlord may from time to time prescribe. Tenant shall not commit waste, overload the floors or structure of the Premises, subject the Premises or the Project to any use which would damage the same or increase the risk of loss or violate any insurance coverage, permit any unreasonable odors, smoke, dust, gas, substances, noise or vibrations to emanate from the Premises, take any action which would constitute a nuisance or would disturb, obstruct or endanger any other tenants of the Project, take any action which would abrogate any warranties, or use or allow the Premises to be used for any unlawful purpose. Tenant shall have the right to use for its employees and invitees, the parking areas on the Premises. Landlord shall not be responsible for non-compliance by any other tenant or occupant of the Project with, or Landlord's failure to enforce, any of the rules or regulations or any other terms or provisions of such tenant's or occupant's lease. Tenant shall promptly comply with the reasonable requirements of any board of fire insurance underwriters or other similar body now or hereafter constituted. Tenant shall not do any act which shall in any way encumber the title of Landlord in and to the Premises or the Project.

11.  ENVIRONMENTAL MATTERS.

     11.1 Hazardous Materials. Tenant shall not cause nor permit, nor allow any of Tenant's employees, agents, customers, visitors, invitee's, licensees, contractors, assignees or subtenants (collectively, "Tenant's Parties") to cause or permit, any Hazardous Materials to be brought upon, stored, manufactured, generated, blended, handled, recycled, treated, disposed or used on, under or about the Premises or the Project, except for routine office and janitorial supplies, and those substances customarily used in connection with the practice of laboratory testing consistent with the Permitted Uses, in usual and customary quantities stored, used and disposed of in accordance with all applicable Environmental Laws. As used herein, "Hazardous Materials" means any chemical, substance, material, controlled substance, object, condition, waste, living organism or combination thereof which is or may be hazardous to human health or safety or to the environment due to its radioactivity, ignitability, corrosivity, reactivity, explosivity, toxicity, carcinogenicity, mutagenicity, phytotoxicity, infectiousness or other harmful or potentially harmful properties or effects, including, without limitation, petroleum and petroleum products, asbestos, radon, polychlorinated biphenyls (PCBs) and all of those chemicals, substances, materials, controlled substances, objects, conditions, wastes, living organisms or combinations thereof which are now or become in the future listed, defined or regulated in any manner by any Environmental Law based upon, directly or indirectly, such properties or effects. As used herein, "Environmental Laws" means any and all federal, state or local environmental, health and/or safety-related laws, regulations, standards, decisions of courts, ordinances, rules, codes, orders, decrees, directives, guidelines, permits or permit conditions, currently existing and as amended, enacted, issued or adopted in the future which are or become applicable to Tenant, the Premises, the Building or the Project. Tenant and Tenant's Parties shall comply with all Environmental Laws and promptly notify Landlord of the violation of any Environmental Law or presence of any Hazardous Materials, other than office and janitorial supplies as permitted above, on the Premises. Upon twenty-four (24) hours prior notice, Landlord shall have the right to enter upon and inspect the Premises and to conduct tests, monitoring and investigations. If such tests indicate the presence of any environmental condition which occurred during the Term of this Lease and Tenant or Tenant's Parties caused or are likely to have caused, in whole or in any material part, the presence of an environmental condition or a release of Hazardous Materials on, under or about the Premises or the Project, Tenant shall reimburse Landlord for the cost of conducting such tests. The phrase "environmental condition" shall mean any adverse condition relating to any Hazardous Materials or the environment, including surface water, groundwater, drinking water supply, land, surface or subsurface strata or the ambient air and includes air, land and water pollutants, noise, vibration, light and odors. In the event of any such environmental condition, Tenant shall promptly take any and all steps necessary to rectify the same to Landlord's reasonable satisfaction or shall, at Landlord's election, reimburse Landlord, upon demand, for the cost of Landlord of performing rectifying work. The reimbursement shall be paid to Landlord in advance of Landlord's performing such work, based upon Landlord's reasonable estimate of the cost thereof; and upon completion of such work by Landlord, Tenant shall pay to Landlord any shortfall within forty-five (45) days after Landlord bills Tenant therefore or Landlord shall within thirty (30) days refund to Tenant any excess deposit, as the case may be.

     11.2 Indemnification. Tenant shall indemnify, protect, defend (by counsel acceptable to Landlord) and hold harmless Landlord and its partners, directors, officers, employees, shareholders, lenders, agents, contractors and each of their respective successors and assigns (individually and collectively, "Indemnitees") from and against any and all claims, judgments, causes of action, damages, penalties, fines, taxes, costs, liabilities, losses and expenses arising at any time during or after the Term as a result (directly or indirectly) of or in connection with (a) Tenant and/or Tenant's Parties' breach of any prohibition or provision of the preceding section, or (b) the presence of Hazardous Materials on, under or about the Premises or other property as a result (directly or indirectly) of Tenant's and/or Tenant's Parties' activities, or failure to act, in connection with the Premises. This indemnity shall include the cost of any required or necessary repair, cleanup or detoxification, and the preparation and implementation of any closure, monitoring or other required plans, whether such action is required or necessary prior to or following the termination of this Lease. Neither the written consent by Landlord to the presence of Hazardous Materials on, under or about the Premises, nor the strict compliance by Tenant with all Environmental Laws, shall excuse Tenant from Tenant's obligation of indemnification pursuant hereto. Tenant's obligations pursuant to the foregoing indemnity shall survive the termination of this Lease.

     11.3 Landlord's Representation. Landlord hereby represents to Tenant that, to the best of its current actual knowledge (but without any investigation or inquiry or duty to do so), no Environmental Condition (as defined in paragraph 11.1) presently exists as of the Effective Date on, under, or about the Premises or the Project (a "Pre-existing Condition") except as disclosed in the Phase I Environmental Site Assessment dated June 1993 and the Phase II Environmental Site Assessment Report dated November 1993, as prepared by Roy F. Weston, Inc. and Dames & Moore respectively, copies of which Tenant acknowledges that it has received, reviewed, and approved.

12.  DAMAGE AND DESTRUCTION.

     12.1 Casualty. If the Premises should be damaged or destroyed by fire or other casualty, Tenant shall give immediate written notice to Landlord. Within thirty (30) days after receipt thereof, Landlord shall notify Tenant whether the necessary repairs can reasonably be made: (a) within ninety (90) days; (b) in more than ninety (90) days but in less than one hundred eighty (180) days; or (c) in more than one hundred eighty (180) days from the date of such notice.

          12.1.1 Less Than 90 Days. If the Premises should be damaged only to such extent that rebuilding or repairs can reasonably be completed within ninety
(90) days, this Lease shall not terminate and, provided that insurance proceeds are available to fully repair the damage, Landlord shall repair the Premises, except that Landlord shall not be required to rebuild, repair or replace any alterations, partitions, fixtures, additions and other improvements (collectively, "Improvements") which may have been placed in, on or about the Premises by or for the benefit of Tenant. If Tenant is required to vacate all or a portion of the Premises during Landlord's repair thereof, the Base Rent payable hereunder shall be abated proportionately from the date Tenant vacates all or a portion of the Premises and only during the period the Premises are unfit for occupancy.

          12.1.2 Greater Than 90 Days. If the Premises should be damaged only to such extent that rebuilding or repairs can reasonably be completed in more than ninety (90) days but in less than one hundred eighty (180) days, then Landlord shall have the option of: (a) terminating the Lease effective upon the occurrence of such damage, in which event the Rent shall be abated from the date Tenant vacates the Premises; or (b) electing to repair the Premises, provided insurance proceeds are available to fully repair the damage (except that Landlord shall not be required to rebuild, repair or replace any part of the Improvements which may have been placed in, on or about the Premises by or for the benefit of Tenant). If Tenant is required to vacate all or a portion of the Premises during Landlord's repair thereof, the Base Rent payable hereunder shall be abated proportionately from the date Tenant vacates all or a portion of the Premises and only during the period the Premises are unfit for occupancy. In the event that Landlord should fail to substantially complete such repairs within one hundred eighty (180) days after the date upon which Landlord is notified by Tenant of the casualty (such period to be extended for delays caused by Tenant or because of any items of Force Majeure, as hereinafter defined) and Tenant has not re-occupied the Premises, Tenant shall have the right, as Tenant's exclusive remedy, within ten (10) days after the expiration of such one hundred eighty (180) day period, to terminate this Lease by delivering written notice to Landlord as Tenant's exclusive remedy, whereupon all rights hereunder shall cease and terminate thirty (30) days after Landlord's receipt of such notice.

          12.1.3 Greater Than 180 Days. If the Premises should be so damaged that rebuilding or repairs cannot be completed within one hundred eighty (180) days, either Landlord or Tenant may terminate this Lease by giving written notice within ten (10) days after notice from Landlord specifying such time period of repair; and this Lease shall terminate and the Rent shall be abated from the date Tenant vacates the Premises. In the event that neither party elects to terminate this Lease, Landlord shall promptly commence and diligently prosecute to completion the repairs to the Premises, provided insurance proceeds are available to repair the damage (except that Landlord shall not be required to rebuild, repair or replace any improvements which may have been placed in, on or about the Premises by or for the benefit of Tenant). If Tenant is required to vacate all or a portion of the Premises during Landlord's repair thereof, the Base Rent payable hereunder shall be abated proportionately from the date Tenant vacates all or a portion of the Premises and only during the period that the Premises are unfit for occupancy.

     12.2 Tenant's Fault. If the Premises or any portion of the Premises is damaged resulting from the negligence or breach of this Lease by Tenant or any of Tenant's Parties, Rent shall not be reduced during the repair of such damage and Tenant shall be liable to Landlord for the cost of the repair caused thereby to the extent such cost is not covered by insurance proceeds.

     12.3 Uninsured Casualty. In the event that the Premises or any portion of the Premises is damaged to the extent Tenant is unable to use the Premises and such damage is not covered by insurance proceeds received by Landlord or in the event that the holder of any indebtedness secured by the Premises requires that the insurance proceeds be applied to such indebtedness, then Landlord shall have the right at Landlord's option either (i) to repair such damage as soon as reasonably possible at Landlord's expense, or (ii) to give written notice to Tenant within thirty (30) days after the date of the occurrence of such damage of Landlord's intention to terminate this Lease as of the date of the occurrence of such damage. In the event Landlord elects to terminate this Lease, Tenant shall have the right within ten (10) days after receipt of such notice to give written notice to Landlord of Tenant's intention to pay the cost of repair of such damage, in which event this Lease shall continue in full force and effect, Landlord shall make such repairs as soon as reasonably possible and Tenant shall reimburse Landlord for such repairs within fifteen
(15) days after receipt of an invoice from Landlord. If Tenant does not give such notice within the ten (10) day period, this Lease shall terminate automatically as of the date of the occurrence of the damage.

     12.4 Waiver. With respect to any damage or destruction which Landlord is obligated to repair or may elect to repair, Tenant waives all rights to terminate this Lease pursuant to rights otherwise presently or hereafter accorded by law.

13.  EMINENT DOMAIN.

     13.1 Total Condemnation. If all of the Premises is condemned by eminent domain, inversely condemned or sold under threat of condemnation for any public or quasi-public use or purpose ("Condemned"), this Lease shall terminate as of the earlier of the date the condemning authority takes title to or possession of the Premises, and Rent shall be adjusted to the date of termination.

     13.2 Partial Condemnation. If any portion of the Premises is Condemned and such partial condemnation materially impairs Tenant's ability to use the Premises for Tenant's business as reasonably determined by Landlord, either Landlord or Tenant shall have the option of terminating this Lease as of the earlier of the date title vests in the condemning authority or as of the date an order of immediate possession is issued and Rent shall be adjusted and/or abated to the date of termination. If such partial condemnation does not materially impair Tenant's ability to use the Premises for the business of Tenant, Landlord shall promptly restore the Premises to the extent of any condemnation proceeds recovered by Landlord, excluding the portion thereof lost in such condemnation, and this Lease shall continue in full force and effect except that after the date of such title vesting Rent shall be adjusted and/or abated as reasonably determined by Landlord.

     13.3 Award. If the Premises are wholly or partially Condemned, Landlord shall be entitled to the entire award paid for such condemnation, and Tenant waives any claim to any part of the award from Landlord or the condemning authority; provided, however, Tenant shall have the right to recover from the condemning authority such compensation as may be separately awarded to Tenant in connection with costs in removing Tenant's merchandise, furniture, fixtures, leasehold improvements and equipment to a new location. No condemnation of any kind shall be construed to constitute an actual or constructive eviction of Tenant or a breach of any express or implied covenant of quiet enjoyment.

     13.4 Temporary Condemnation. In the event of a temporary condemnation not extending beyond the Term, this Lease shall remain in effect, Tenant shall continue to pay Rent and Tenant shall receive any award made for such condemnation except damages to any of Landlord's property. If a temporary condemnation is for a period which extends beyond the Term, this Lease shall terminate as of the date of initial occupancy by the condemning authority and any such award shall be distributed in accordance with the preceding section. If a temporary condemnation remains in effect at the expiration or earlier termination of this Lease, Tenant shall pay Landlord the reasonable cost of performing any obligations required of Tenant with respect to the surrender of the Premises.

14.  DEFAULT.

     14.1 Events of Defaults. The occurrence of any of the following events shall, at Landlord's option, constitute an "Event of Default":

          14.1.1 Vacation or abandonment of the Premises without payment of Rent for a period of thirty (30) consecutive days;

          14.1.2 Failure to pay Rent on the date when due and the failure continuing for a period of five (5) days after such payment is due;

          14.1.3 Failure to perform Tenant's covenants and obligations hereunder (except default in the payment of Rent) where such failure continues for a period of thirty (30) days after written notice from Landlord; provided, however, if the nature of the default is such that more than thirty (30) days are reasonably required for its cure, Tenant shall not be deemed to be in default if Tenant commences the cure within the thirty (30) day period and diligently prosecutes such cure to completion;

          14.1.4 The making of a general assignment by Tenant for the benefit of creditors; the filing of a voluntary petition by Tenant or the filing of an involuntary petition by any of Tenant's creditors seeking the rehabilitation, liquidation or reorganization of Tenant under any law relating to bankruptcy, insolvency or other relief of debtors and, in the case of an involuntary action, the failure to remove or discharge the same within sixty (60) days of such filing; the appointment of a receiver or other custodian to take possession of substantially all of Tenant's assets or this leasehold; Tenant's insolvency or inability to pay Tenant's debts or failure generally to pay Tenant's debts when due; any court entering a decree or order directing the winding up or liquidation of Tenant or of substantially all of Tenant's assets; Tenant taking any action toward the dissolution or winding up of Tenant's affairs; the cessation or suspension of Tenant's use of the Premises; or the attachment, execution or other judicial seizure of substantially all of Tenant's assets or this leasehold;

          14.1.5 The making of any material misrepresentation or omission by Tenant or any successor in interest of Tenant in any materials delivered by or on behalf of Tenant to Landlord or Landlord's lender pursuant to this Lease; or

     14.2 Remedies.

          14.2.1 Termination. In the event of the occurrence of any Event of Default, Landlord shall have the right to give a written termination notice to Tenant and, on the date specified in such notice, this Lease shall terminate unless on or before such date all arrears of Rent and all other sums payable by Tenant under this Lease and all costs and expenses incurred by or on behalf of Landlord hereunder shall have been paid by Tenant and all other Events of Default at the time existing shall have been fully remedied to the satisfaction of Landlord.

               14.2.1.1 Repossession. Following termination, without prejudice to other remedies Landlord may have, Landlord may (i) peaceably re-enter the Premises in accordance with applicable laws upon voluntary surrender by Tenant or remove Tenant therefrom and any other persons occupying the Premises, using such legal proceedings as may be available; (ii) repossess the Premises in accordance with applicable laws or relet the Premises or any part thereof for such term (which may be for a term extending beyond the Term), at such rental and upon such other terms and conditions as Landlord in Landlord's sole but reasonable discretion shall determine, with the right to make reasonable alterations and repairs to the Premises; and (iii) remove all personal property therefrom.

               14.2.1.2 Unpaid Rent. Landlord shall have all the rights and remedies of a landlord provided by applicable law, including the right to recover from Tenant: (a) the worth, at the time of award, of the unpaid Rent that had been earned at the time of termination, (b) the worth, at the time of award, of the amount by which the unpaid Rent that would have been earned after the date of termination until the time of award exceeds the amount of loss of rent that Tenant proves could have been reasonably avoided, (c) the worth, at the time of award, of the amount by which the unpaid Rent for the balance of the Term after the time of award exceeds the amount of the loss of rent that Tenant proves could have been reasonably avoided, and (d) any other amount, and court costs, necessary to compensate Landlord for all detriment proximately caused by Tenant's default. The phrase "worth, at the time of award," as used in (a) and
(b) above, shall be computed at the Applicable Interest Rate, and as used in (c) above, shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

          14.2.2 Continuation. Even though an Event of Default may have occurred, this Lease shall continue in effect for so long as Landlord does not terminate Tenant's right to possession; and Landlord may enforce all of Landlord's rights and remedies under this Lease, including the right to recover Rent as it becomes due. Landlord, without terminating this Lease, may, during the period Tenant is in default, enter the Premises in accordance with legal procedures and relet the same, or any portion thereof, to third parties for Tenant's account and Tenant shall be liable to Landlord for all costs Landlord incurs in reletting the Premises, including, without limitation, brokers' commissions, expenses of remodeling the Premises to the extent not recovered from reletting and reasonable like costs. Reletting may be for a period shorter or longer than the remaining Term. Tenant shall continue to pay the Rent on the date the same is due. No act by Landlord hereunder, including acts of maintenance, preservation or efforts to lease the Premises or the appointment of a receiver upon application of Landlord to protect Landlord's interest under this Lease, shall terminate this Lease unless Landlord notifies Tenant that Landlord elects to terminate this Lease. In the event that Landlord elects to relet the Premises, the rent that Landlord receives from reletting shall be applied to the payment of, first, any indebtedness from Tenant to Landlord other than Base Rent and Real Property Taxes; second, all costs, including maintenance, incurred by Landlord in reletting; and, third, Base Rent and Real Property Taxes under this Lease. After deducting the payments referred to above, any sum remaining from the rental Landlord receives from reletting shall be held by Landlord and applied in payment of future Rent as Rent becomes due under this Lease. In no event, and notwithstanding anything in Section 15 to the contrary, shall Tenant be entitled to any excess rent received by Landlord. If, on the date Rent is due under this Lease, the rent received from the reletting is less than the Rent due on that date, Tenant shall pay to Landlord, in addition to the remaining Rent due, all costs, including maintenance, which Landlord incurred in reletting the Premises that remain after applying the rent received from reletting as provided hereinabove. So long as this Lease is not terminated, Landlord shall have the right to remedy any default of Tenant, to maintain or improve the Premises, to cause a receiver to be appointed to administer the Premises and new or existing subleases and to add to the Rent payable hereunder all of Landlord's reasonable costs in so doing, with interest at the Applicable Interest Rate from the date of such expenditure.

     14.3 Cumulative. Each right and remedy of Landlord provided for herein or now or hereafter existing at law, in equity, by statute or otherwise shall be cumulative and shall not preclude Landlord from exercising any other rights or remedies provided for in this Lease or now or hereafter existing at law or in equity, by statute or otherwise. No payment by Tenant of a lesser amount than the Rent nor any endorsement on any check or letter accompanying any check or payment as Rent shall be deemed an accord and satisfaction of full payment of Rent; and Landlord may accept such payment without prejudice to Landlord's right to recover the balance of such Rent or to pursue other remedies.

15. ASSIGNMENT AND SUBLETTING. Tenant shall not assign, sublet or otherwise transfer, whether voluntarily or involuntarily or by operation of law, the Premises or any part thereof without Landlord's prior written approval, which shall not be unreasonably withheld. The merger of Tenant with any other entity or the transfer of any controlling or managing ownership or beneficial interest in Tenant, or the assignment of a substantial portion of the assets of Tenant, whether or not located at the Premises, shall constitute an assignment hereunder. If Tenant desires to assign this Lease or sublet any or all of the Premises, Tenant shall give Landlord written notice thereof with copies of all related documents and agreements associated with the assignment or sublease, including without limitation, the financial statements of any proposed assignee or subtenant, forty-five (45) days prior to the anticipated effective date of the assignment or sublease. Tenant shall pay Landlord's reasonable attorneys' fees incurred in the review of such documentation plus an administrative fee of Three Hundred Fifty Dollars ($350.00) for each proposed transfer. Landlord shall have a period of thirty (30) days following receipt of such notice and all related documents and agreements to notify Tenant in writing of Landlord's approval or disapproval of the proposed assignment or sublease. If Landlord fails to notify Tenant in writing of such election, Landlord shall be deemed to have disapproved such assignment or subletting. This Lease may not be assigned by operation of law. Any purported assignment or subletting contrary to the provisions hereof shall be void and shall constitute an Event of Default hereunder. If Tenant receives rent or other consideration for any such transfer in excess of the Rent, or in case of the sublease of a portion of the Premises, in excess of such Rent that is fairly allocable to such portion, after appropriate adjustments to assure that all other payments required hereunder are appropriately taken into account, Tenant shall pay Landlord fifty percent (50%) of the difference between each such payment of rent or other consideration and the Rent required hereunder. Landlord may, without waiving any rights or remedies, collect rent from the assignee, subtenant or occupant and apply the net amount collected to the Rent herein reserved and apportion any excess rent so collected in accordance with the terms of the preceding sentence. Tenant shall continue to be liable as a principal and not as a guarantor or surety to the same extent as though no assignment or subletting had been made. Landlord may consent to subsequent assignments or subletting of this Lease or amendments or modifications to the Lease by assignees of Tenant without notifying Tenant or any successor of Tenant and without obtaining their consent. No permitted transfer shall be effective until there has been delivered to Landlord a counterpart of the transfer instrument in which the transferee agrees to be and remain jointly and severally liable with Tenant for the payment of Rent pertaining to the Premises and for the performance of all the terms and provisions of this Lease relating thereto arising on or after the date of the transfer.

16.  ESTOPPEL, ATTORNMENT AND SUBORDINATION.

     16.1 Estoppel. Within ten (10) days after request by Landlord, Tenant shall deliver an estoppel certificate duly executed (and acknowledged if required by any lender), in the form attached hereto as Exhibit G, or in such other form as may be acceptable to the lender and Tenant, which form may include some or all of the provisions contained in Exhibit G, to any proposed mortgagee, purchaser or Landlord. Tenant's failure to deliver said statement in such time period shall be an Event of Default hereunder and shall be conclusive upon Tenant that (a) this Lease is in full force and effect, without modification except as may be represented by

Landlord; (b) there are no uncured defaults in Landlord's performance and Tenant has no right of offset, counterclaim or deduction against Rent hereunder, and
(c) no more than one month's Base Rent has been paid in advance. If any financier should require that this Lease be amended (other than in the description of the Premises, the Term, the Permitted Use, the Rent or as will substantially, materially and adversely affect the rights of Tenant), Landlord shall give written notice thereof to Tenant, which notice shall be accompanied by a Lease supplement embodying such amendments. Tenant shall, within ten (10) days after the receipt of Landlord's notice, execute and deliver to Landlord the tendered Lease supplement.

     16.2 Subordination. This Lease shall be subject and subordinate to all ground leases and the lien of all mortgages and deeds of trust which now or hereafter affect the Premises or the Project or Landlord's interest therein, and all amendments thereto, all without the necessity of Tenant's executing further instruments to effect such subordination provided that Tenant receives a non-disturbance agreement in a form reasonably acceptable to Tenant. If requested, Tenant shall execute and deliver to Landlord within ten (10) days after Landlord's request whatever documentation that may reasonably be required to further effect the provisions of this paragraph.

     16.3 Attornment. In the event of a foreclosure proceeding, the exercise of the power of sale under any mortgage or deed of trust or the termination of a ground lease, Tenant shall, if requested, attorn to the purchaser thereupon and recognize such purchaser as Landlord under this Lease; provided, however, Tenant's obligation to attorn to such purchaser shall be conditioned upon Tenant's receipt of a non-disturbance agreement in a form reasonably acceptable to Tenant.

17.  MISCELLANEOUS.

     17.1 General.

          17.1.1 Entire Agreement. This Lease sets forth all the agreements between Landlord and Tenant concerning the Premises; and there are no agreements either oral or written other than as set forth herein.

          17.1.2 Time of Essence.  Time is of the essence of this Lease.

          17.1.3 Attorneys' Fees. In any action or proceeding which either party brings against the other to enforce its rights hereunder, the unsuccessful party shall pay all costs incurred by the prevailing party, including reasonable attorneys' fees, which amounts shall be a part of the judgment in said action or proceeding.

          17.1.4 Severability. If any provision of this Lease or the application of any such provision shall be held by a court of competent jurisdiction to be invalid, void or unenforceable to any extent, the remaining provisions of this Lease and the application thereof shall remain in full force and effect and shall not be affected, impaired or invalidated.

          17.1.5 Law. This Lease shall be construed and enforced in accordance with the laws of the state in which the Premises are located.

          17.1.6 No Option. Submission of this Lease to Tenant for examination or negotiation does not constitute an option to lease, offer to lease or a reservation of, or option for, the Premises; and this document shall become effective and binding only upon the execution and delivery hereof by Landlord and Tenant.

          17.1.7 Successors and Assigns. This Lease shall be binding upon and inure to the benefit of the successors and assigns of Landlord and, subject to compliance with the terms of Section 15, Tenant.

          17.1.8 Third Party Beneficiaries. Nothing herein is intended to create any third party benefit.

          17.1.9 Memorandum of Lease. Tenant shall not record this Lease or a short form memorandum hereof without Landlord's prior written consent.

          17.1.10 Agency, Partnership or Joint Venture. Nothing contained herein nor any acts of the parties hereto shall be deemed or construed by the parties hereto, nor by any third party, as creating the relationship of principal and agent or of partnership or of joint venture by the parties hereto or any relationship other than the relationship of landlord and tenant.

          17.1.11 Merger. The voluntary or other surrender of this Lease by Tenant or a mutual cancellation thereof or a termination by Landlord shall not work a merger and shall, at the option of Landlord, terminate all or any existing subtenancies or may, at the option of Landlord, operate as an assignment to Landlord of any or all of such subtenancies.

          17.1.12 Headings. Section headings have been inserted solely as a matter of convenience and are not intended to define or limit the scope of any of the provisions contained therein.

     17.2 Signs. All signs and graphics of every kind visible in or from public view or the exterior of the Premises shall be subject to Landlord's prior written approval and shall be subject to any applicable governmental laws, ordinances, and regulations and in compliance with Landlord's signage program. Tenant shall remove all such signs and graphics prior to the termination of this Lease. Such installations and removals shall be made in such manner as to avoid injury or defacement of the Premises; and Tenant shall repair any injury or defacement, including without limitation, discoloration caused by such installation or removal.

     17.3 Waiver. No waiver of any default or breach hereunder shall be implied from any omission to take action on account thereof, notwithstanding any custom and practice or course of dealing. No waiver by either party of any provision under this Lease shall be effective unless in writing and signed by such party. No waiver shall affect any default other than the default specified in the waiver and then such waiver shall be operative only for the time and to the extent therein stated. Waivers of any covenant shall not be construed as a waiver of any subsequent breach of the same.

     17.4 Financial Statements. Tenant shall provide to any lender, purchaser or Landlord, within ten (10) days after request, a current, accurate, certified financial statement for Tenant and Tenant's business prepared under generally accepted accounting principles consistently applied and such other certified financial information or tax returns as may be reasonably required by Landlord, purchaser or any lender of either, provided, however, that Tenant may require as a condition to providing such financial statements a reasonable agreement by such lender, purchaser, or Landlord that it will treat and hold the financial statements as confidential (except as may be necessary to comply with applicable law) for their own internal use for legitimate purposes directly related to the ownership of financing of the Building or Project.

     17.5 Limitation of Liability. The obligations of Landlord under this Lease are not personal obligations of the individual partners, directors, officers, shareholders, agents or employees of Landlord; and Tenant shall look solely to the Premises for satisfaction of any liability of Landlord and shall not look to other assets of Landlord nor seek recourse against the assets of the individual partners, directors, officers, shareholders, agents or employees of Landlord. Whenever Landlord transfers its interest, Landlord shall be automatically released from further performance under this Lease and from all further liabilities and expenses hereunder and the transferee of Landlord's interest shall assume all liabilities and obligations of Landlord hereunder from the date of such transfer.

     17.6 Notices. All notices to be given hereunder shall be in writing and mailed postage prepaid by certified or registered mail, return receipt requested, or delivered by personal or courier delivery, or sent by facsimile (immediately followed by one of the preceding methods), to Landlord's Address and Tenant's Address, or to such other place as Landlord or Tenant may designate in a written notice given to the other party. Notices shall be deemed served upon the earlier of receipt or three (3) days after the date of mailing.

     17.7 Brokerage Commission. Landlord shall pay a brokerage commission to Broker in accordance with a separate agreement between Landlord and Broker. Tenant warrants that Tenant's sole contact with Landlord or with the Premises in connection with this transaction has been directly with Landlord and Broker and that no other broker or finder can properly claim a right to a commission or a finder's fee based upon contacts between the claimant and Tenant. Tenant agrees to indemnify and hold Landlord harmless from any claims or liability, including reasonable attorneys' fees, in connection with a claim by any person for a real estate broker's commission, finder's fee or other compensation based upon any statement, representation or agreement of Tenant, and Landlord agrees to indemnify and hold Tenant harmless from any such claims or liability, including reasonable attorneys' fees, based upon any statement, representation or agreement of Landlord. Landlord similarity warrants that it has not used any other broker, real estate agent, or finder except as set forth in the Basic Lease Information.

     17.8 Authorization. Each individual executing this Lease on behalf of Tenant represents and warrants that he or she is duly authorized to execute and deliver this Lease on behalf of Tenant and that such execution is binding upon Tenant.

     17.9 Holding Over; Surrender.

          17.9.1 Holding Over. If Tenant holds over the Premises or any part thereof after expiration of the Term, such holding over shall constitute a month-to-month tenancy, at a rent equal to one hundred fifty percent (150%) of the Base Rent in effect immediately prior to such holding over and shall otherwise be on all the other terms and conditions of this Lease. This paragraph shall not be construed as Landlord's permission for Tenant to hold over. Acceptance of Rent by Landlord following expiration or termination shall not constitute a renewal of this Lease or extension of the Term except as specifically set forth above. If Tenant fails to surrender the Premises upon expiration or earlier termination of this Lease, Tenant shall indemnify and hold Landlord harmless from and against all loss or liability resulting from or arising out of Tenant's failure to surrender the Premises, including, but not limited to, any amounts required to be paid to any tenant or prospective tenant who was to have occupied the Premises after the expiration or earlier termination of this Lease and any related attorneys' fees and brokerage commissions.

          17.9.2 Surrender. Upon the termination of this Lease or Tenant's right to possession of the Premises, Tenant will surrender the Premises, together with all keys, in good condition and repair, reasonable wear and tear excepted. Conditions existing because of Tenant's failure to perform maintenance, repairs or replacements shall not be deemed "reasonable wear and tear."

     17.10 Joint and Several. If Tenant consists of more than one person, the obligation of all such persons shall be joint and several.

     17.11 Covenants and Conditions. Each provision to be performed by Tenant hereunder shall be deemed to be both a covenant and a condition.

     17.12 Addenda. The Addenda attached hereto, if any, and identified with this Lease are incorporated herein by this reference as if fully set forth herein.

     IN WITNESS WHEREOF, the parties have executed this Lease as of the date set forth above.

"Landlord"                                      "Tenant"

CATELLUS DEVELOPMENT CORPORATION,               GRIFFITH MICRO SCIENCE, INC.,
a Delaware corporation                          a Delaware corporation


By:   [illegible]                               By:   /s/ [Frank S. Lange]
      --------------------------                      --------------------------
      Its:  Vice President                            Its:  V.P. Operations
          ----------------------                      --------------------------
Date: 3/3/97                                    Date: 2/15/97
      --------------------------                      --------------------------

                               ADDENDUM TO LEASE

     THIS ADDENDUM TO LEASE ("Addendum") is attached to and constitutes an integral part of the Lease between CATELLUS DEVELOPMENT CORPORATION, as Landlord, and GRIFFITH MICRO SCIENCE, INC., as Tenant. The terms of this Addendum shall be incorporated in the Lease for all purposes. In the event of a conflict between the provisions of the Lease and the provisions of this Addendum, this Addendum shall control.


ADDITION TO SECTION 9.1 - TRADE FIXTURES; ALTERATIONS. THE FOLLOWING IS HEREBY ADDED TO THE END OF SECTION 9.1:

      Notwithstanding the foregoing, Tenant shall have the right, without Landlord's consent, to make alterations to the Premises, provided such alteration does not include penetration of the roof, which, for any single proposed project (or any series of related projects), does not cost more than Ten Thousand Dollars ($10,000.00) in the aggregate; provided, that Tenant shall provide Landlord with fifteen (15) days prior written notice of the commencement of any such alteration and shall furnish to Landlord a copy of Tenant's proposed plans for such alteration. Upon expiration of earlier termination of this Lease, Tenant shall, subject to the provisions of Section 9 of the Lease, remove all alterations made by Tenant and restore the Premises to the condition existing prior to construction of the alterations. In addition, Tenant may install and operate in and upon the Premises such trade fixtures, equipment, and machinery and appliances as it shall consider necessary for the conduct of its business without the requirement of Landlord's prior consent, and shall retain ownership of such items, and shall remove such items at Tenant's expense, upon the expiration or the termination of this Lease.


THE FOLLOWING NEW SECTIONS ARE HEREBY ADDED TO THE LEASE WHICH STATE IN THEIR ENTIRETY AS FOLLOWS:

18. Force Majeure Event. For purposes of this Lease, the term "Force Majeure Event" shall mean and include the following: any delay caused by any action, inaction, order, ruling, moratorium, regulation, statute, condition or other decision of any governmental agency having jurisdiction over any portion of the Project, over the construction anticipated to occur thereon or over any uses thereof, or by fire, flood, inclement weather, strikes, lockouts or other labor or industrial disturbance (whether or not on the part of agents or employees of either party hereto engaged in the construction of the Premises), civil disturbance, order of any government, court or regulatory body claiming jurisdiction or otherwise, act of public enemy, war, riot, sabotage, blockade, embargo, failure or inability to secure materials, supplies or labor through ordinary sources by reason of shortages or priority, discovery of hazardous or toxic materials, earthquake, or other natural disaster, or any cause whatsoever beyond the reasonable control (excluding financial inability) of the party whose performance is required, or any of its contractors or other representatives, whether or not similar to any of the causes hereinabove stated.

19.  Condition of Premises.

     19.1 Tenant has determined that the Premises are acceptable for Tenant's use and Tenant acknowledges that neither Landlord nor any broker or agent has made any representations or warranties in connection with the physical condition of the Premises or their fitness for Tenant's use upon which Tenant has relied directly or indirectly for any purpose.

     19.2 Tenant acknowledges that Tenant has inspected the Premises and that Tenant accepts the Premises in an "AS-IS" condition. Any tenant improvements which Tenant requires in and to t he Premises shall be provided by Tenant, at Tenant's sole expense; provided, however, all tenant improvements shall be subject to Landlord's prior written approval and shall comply with the provisions of Section 9.

20. Free Rent Period. Tenant's obligation to pay Base Rent shall be conditionally abated during months two (2) and four (4) of the Term ("Free Rent Period"). Such abatement shall apply to Base Rent only and shall not apply to any other sums payable under this Lease. The abatement of Base Rent described above is expressly conditioned on Tenant's performance of its obligations under the Lease throughout the Term; and the amount of the abated Base Rent is based in part on the amount of Base Rent due under the Lease for the full Term. If Tenant defaults under the Lease and such default results in a termination of the Lease prior to the expiration of the Term, then Tenant shall pay to Landlord on the date of such termination, in addition to all other amounts and damages to which Landlord is entitled, the amount of Base Rent which would otherwise have been due and payable during the Free Rent Period.

21. Scheduled Base Rent Increase. Effective as of the first (1st) day of the thirty-first (31st) month of the Term, the monthly Base Rent shall automatically and without prior notice be increased to the amount of Fifteen Thousand Four Hundred Dollars ($15,400.00).

22.  Cancellation of Previous Lease; Transfer of Security Deposit.

     22.1 This Lease supersedes and terminates, effective as of the Commencement Date (the "Termination Date"), that certain SFLI Term Lease Land and Improvements, Contract No. CTDC-3757, dated June 17, 1986, (together with all amendments thereto, the "Original Lease"), by and between Landlord, as landlord, and Tenant, as tenant. The termination of the Original Lease shall not release Tenant from any liability or obligation under the Original Lease, whether of indemnity or otherwise, resulting from any acts, omissions or events occurring prior to the Termination Date, or any obligation which must necessarily be performed after the Termination Date. Such obligations, to be performed after the Termination Date, include, without limitation, Tenant's obligations to remove improvements and alterations to the Premises installed by Tenant, as set forth in Article 17 of the Original Lease and the amendments thereto dated as of April 7, 1989, October 31, 1991, and January 16, 1992. Nothing herein contained shall constitute a waiver by Landlord of any default of Tenant now existing or which may arise prior to the Termination Date under or in connection with the Original Lease, or prevent Landlord from exercising any of its lawful remedies with respect thereto under the Original Lease or according to law.

     22.2 The security deposit held by Landlord under the Original Lease shall be credited toward the Security Deposit required to be deposited by Tenant pursuant to Section 3.3 of this Lease.

23. Noise From Train Operation. Lessee hereby recognizes and acknowledges that the Premises is adjacent to the tracks of the Los Angeles Junction Railway Company (hereinafter called "Railway") and that the operation of trains over said tracks does and will produce vibrations and noise levels which may be considered objectionable by the employees, agents, tenants or invitees of Lessee. Therefore, Lessee agrees that no legal action or complaint of any kind whatsoever shall be instituted against Lessor or Railway on Lessee's behalf as a result of such vibrations or noise levels and to indemnify and save Lessor and/or Railway harmless from and against any loss, damage, liability or expense either might incur as a result of such action being taken by Lessee's employees, agents, tenants or invitees.

24. Quiet Enjoyment. Lessor hereby covenants and agrees that Lessee, its successors and assigns, upon paying the rents and performing and fulfilling the conditions and provisions herein upon Lessee's part to be paid or fulfilled, shall and may peaceably and quietly hold, occupy and enjoy the Premises during the term of this Lease from any hindrance or molestation by Lessor, or any person or persons claiming through or under Lessor.

25. Track Clearance. Lessee shall at all times keep a space of SIX (6) feet from the nearest rail of any railroad track entirely clear of structures, material and obstructions of every sort and shall observe an overhead clearance of not less than twenty-five (25) feet above the top of rail. Notwithstanding the foregoing, Lessee may erect landing platforms which shall not be higher than FOUR (4) feet above the top of the rails and which at no point shall be nearer than FIVE (5) feet from the nearest rail of such track; provided, however, if by statute or order of competent public authority greater clearances are required, Lessee shall comply with such statute or order. In case of a breach of these obligations, or any of them, Lessee agrees to defend and indemnify Lessor and the Los Angeles Junction Railway Company against all liability for loss, damage, injury and death arising therefrom whether or not contributed to by the negligence of the Lessor or said Railway Company.



LANDLORD'S INITIALS ____                                TENANT'S INITIALS _____

                                   EXHIBIT A

                                    [Survey]

                                   EXHIBIT B

                                  WORK LETTER


                           (Not Applicable to Lease)

                                   EXHIBIT C

                          COMMENCEMENT DATE MEMORANDUM


                           (Not Applicable to Lease)

                                   EXHIBIT D


                            [Sample Insurance Form]

                                   EXHIBIT E

                                PROHIBITED USES

The following types of operations and activities are expressly prohibited on the Premises:

      1.   automobile/truck maintenance, repair or fueling;

      2.   battery manufacturing or reclamation;

      3.   ceramics and jewelry manufacturing or finishing;

      4. chemical (organic or inorganic) storage, use or manufacturing except Ethylene Oxide for permitted uses;

      5.   drum recycling;

      6.   dry cleaning;

      7.   electronic components manufacturing;

      8.   electroplating and metal finishing;

      9.   explosives manufacturing, use or storage;

      10.  hazardous waste treatment, storage, or disposal;

      11.  leather production, tanning or finishing;

      12.  machinery and tool manufacturing;

      13.  medical equipment manufacturing and hospitals;

      14.  metal shredding, recycling or reclamation;

      15.  metal smelting and refining;

      16.  mining;

      17.  paint, pigment and coating operations;

      18.  petroleum refining;

      19.  plastic and synthetic materials manufacturing;

      20.  solvent reclamation;

      21.  tire and rubber manufacturing;

      22.  above - and/or underground storage tanks; and

      23.  residential use or occupancy.

                                   EXHIBIT F

                             RULES AND REGULATIONS

                                   EXHIBIT G


                          TENANT ESTOPPEL CERTIFICATE



To:  Bank of America National Trust
      and Savings Association ("Bank")
     Real Estate Industries Division No.__________
     _____________________________________
     _____________________________________
     Attn: _______________________________

Re:  Lease Dated:             _________________________
     Current Landlord:        _________________________
     Current Tenant:          _________________________
     Square Feet:             Approximately ___________
     Floor(s):                _________________________
     Located at:              _________________________


     _________________ ("Tenant") hereby certifies that as of __________ , 199_:


     1. Tenant is the present owner and holder of the tenant's interest under the lease described above, as it may be amended to date (the "Lease") with ____ as Landlord (who is called "Borrower" for the purposes of this Certificate). (USE THE NEXT SENTENCE IF THE LANDLORD OR TENANT NAMED IN THE LEASE IS A PREDECESSOR TO THE CURRENT LANDLORD OR TENANT.) [The original landlord under the Lease was ______, and the original tenant under the Lease was _____.] The Lease covers the premises commonly known as _____ (the "Premises") in the building (the "Building") at the address set forth above.

               (CHOOSE ONE OF THE FOLLOWING SECTION 2(a)s BELOW)

     [2. (a) A true, correct and complete copy of the Lease (including all modifications, amendments, supplements, side letters, addenda and riders of and to it) is attached to this Certificate as Exhibit A.]

     [2. (a) The attached Exhibit A accurately identifies the Lease and all modifications, amendments, supplements, side letters, addenda and riders of and to it.]

         (b) (IF APPLICABLE) [The Lease provides that in addition to the Premises, Tenant has the right to use or rent _____ [assigned/unassigned] parking spaces near the Building or in the garage portion of the building during the term of the Lease.]

         (c) The term of the Lease commenced on _____, 199__ and will expire on _____, _____, including any presently exercised option or renewal term. (CHOOSE ONE OF THE FOLLOWING TWO SENTENCES.) [Tenant has no option or right to renew, extend or cancel the Lease, or to lease additional space in the Premises or Building, or to use any parking (IF APPLICABLE) [other than that specified in
Section 2(b) above].] [Except as specified in Paragraph(s) ____ of the Lease (copy attached), Tenant has no option or right to renew, extend or cancel the Lease, or to lease additional space in the Premises or

Building, or to use any parking (IF APPLICABLE) [other than that specified in
Section 2(b) above].]

                  (CHOOSE ONE OF THE FOLLOWING SECTION 2(d)s)

         [(d) Tenant has no option or preferential right to purchase all or any part of the Premises (or the land of which the Premises are a part). Tenant has no right or interest with respect to the Premises or the Building other than as Tenant under the Lease.]

         [(d) Except as specified in Paragraph(s) ____ of the Lease (copy attached), Tenant has no option or preferential right to purchase all or any part of the Premises (or the land of which the Premises are a part). Except for the foregoing, Tenant has no right or interest with respect to the Premises or the Building other than as Tenant under the Lease.]

         (e) The annual minimum rent currently payable under the Lease is $____ and such rent has been paid through ____, 199__. (IF APPLICABLE). [The annual percentage rent currently payable under the Lease is at the rate of ____ and such rent has been paid through ____, 199__.]

         (f) (IF APPLICABLE)  [Additional rent is payable under the Lease for
(i) operating, maintenance or repair expenses, (ii) property taxes, (iii) consumer price index cost of living adjustment, or (iv) percentage of gross sales adjustments (i.e., adjustments made based on underpayments of percentage rent). Such additional rent has been paid in accordance with Borrower's rendered bills through ____199__. The base year amounts for additional rental items are as follows: (1) operating, maintenance or repair expenses $____, (2) property taxes $____, and (3) consumer price index ____ (please indicate base year CPI level).]

         (g) Tenant has made no agreement with Borrower or any agent, representative or employee of Borrower concerning free rent, partial rent, rebate of rental payments or any other similar rent concession (IF APPLICABLE) [except as expressly set forth in Paragraph(s) ____ of the Lease (copy attached)].

         (h) Borrower currently holds a security deposit in the amount of $____ which is to be applied by Borrower or returned to Tenant in accordance with paragraph(s) ____ of the Lease. Tenant acknowledges and agrees that Bank shall have no responsibility or liability for any security deposit, except to the extent that any security deposit shall have been actually received by Bank.

     3. (a) The Lease constitutes the entire agreement between Tenant and Borrower with respect to the Premises, has not been modified changed, altered or amended and is in full force and effect in the form (CHOOSE ONE) [attached as/described in] Exhibit A. There are not other agreements, written or oral, which affect Tenant's occupancy of the Premises.

         (b) All insurance required of Tenant under the Lease has been provided by Tenant and all premiums have been paid.

         (c) To the best knowledge of Tenant, no party is in default under the Lease. To the best knowledge of Tenant, no event has occurred which, with the giving of notice or passage of time, or both, would constitute such a default.

         (d) The interest of Tenant in the Lease has not been assigned or encumbered. Tenant is not entitled to any credit against any rent or other charge or rent concession under the

Lease except as set forth in the Lease. No rental payments have been made more than one month in advance.

     4. All contributions required to be paid by Borrower to date for improvements to the Premises have been paid in full and all of Borrower's obligations with respect to tenant improvements have been fully performed. Tenant has accepted the Premises, subject to no conditions other than those set forth in the Lease.

     5. Neither Tenant nor any guarantor of Tenant's obligations under the Lease is the subject of any bankruptcy or other voluntary or involuntary proceeding, in or out of court, for the adjustment of debtor-creditor relationships.

     6. (a) As used here, "Hazardous Substance" means any substance, material or waste (including petroleum and petroleum products) which is designated, classified or regulated as being "toxic" or "hazardous" or a "pollutant" or which is similarly designated, classified or regulated, under any federal, state or local law, regulation or ordinance.

        (b) Tenant represents and warrants that it has not used, generated, released, discharged, stored or disposed of any Hazardous Substances on, under, in or about the Building or the land on which the Building is located (IF APPLICABLE) [, OTHER THAN Hazardous Substances used in the ordinary and commercially reasonable course of Tenant's business in compliance with all applicable laws]. (IF APPLICABLE) [Except for such commercially reasonable use by Tenant,] Tenant has no actual knowledge that any Hazardous Substance is present, or has been used, generated, released, discharged, stored or disposed of by any party, on, under, in or about such Building or land.

     7. Tenant hereby acknowledges that borrower (CHOOSE ONE) intends to encumber/has encumbered] the property containing the premises with a Deed of Trust in favor of Bank. Tenant acknowledges the right of Borrower, Bank and any and all of Borrower's present and future lenders to rely upon the statements and representations of Tenant contained in this Certificate and further acknowledges that any loan secured by any such Deed of Trust or further deeds of trust will be made and entered into in material reliance on this Certificate.

     8. Tenant hereby agrees to furnish Bank with such other and further estoppel as Bank may reasonably request.




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                         By:
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                         Name:
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                         Title:
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